EXHIBIT 3.2


                                                Filing fee:       Receipt #

              CERTIFICATE OF AMENDMENT OF ARTICLES OR INCORPORATION

                             (After Issuance of Stock)            Filed by:


                             SHOPOVERSEAS.COM, INC.
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                               Name of Corporation

     We the undersigned           ETHEL SCHWARTZ                            and
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                                  President or Vice President

  EVA BEILUS                        of         SHOPOVERSEAS.COM, INC.
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Secretary or Assistant Secretary                 Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at ameeting duly convened,

held on the 17th day of July, 2000, adopted a resolution to amend the original articles as follows:

     Article FIRST is hereby amended to reas as follows:

     "FIRST: The name of the corporation is:
                New Medium Enterprises, Inc."

                                                                [STAMP]


     The number of shares of the corporation ouotstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,490,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Ethel Schwartz
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                                        ETHEL SCHWARTZ - President


                                        /s/ Eva Beilus
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                                        EVA BEILUS - Secretary

State of NEW YORK    )
                     ) ss.
County of Kings      )

     On July, 2000, personally appeared before me, a Notary Public,

ETHEL SCHWARTZ and EVA BEILUS                  , who acknowledged that they
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Name of Persons Appearing and Signing Documents

executed the above instrument.

                                        /s/ Judy Friedman
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                                                Signature of Notary

(Notary Stamp or Seal)

[STAMP OF JUDY FRIEDMAN]